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                             CONSENT OF KUTAK ROCK

        We hereby consent to the use of our firm's name under the headings "Federal Income Tax Considerations" and "Legal Matters" and the reference to our firm's opinion under the heading "Federal Income Tax Considerations," all as set forth in the Prospectus that is contained in the Registration Statement on Form S-11 filed by Flagstar Capital Corporation with the Securities and Exchange Commission.

                                                /s/ Kutak Rock

December 22, 1997